                                                                Exhibit 99.1
NORDSTROM

For release: August 14, 2008 at 1:05 p.m. PT
--------------------------------------------

   NORDSTROM REPORTS 2008 SECOND QUARTER EARNINGS PER SHARE OF 65 CENTS

     SEATTLE - August 14, 2008 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $143 million, or $0.65 per diluted share, for the second quarter ended August 2, 2008. For the same quarter last year, Nordstrom reported net earnings of $180 million and earnings per diluted share of $0.71.

     Total sales in the second quarter were $2.29 billion, a decrease of 4.3 percent compared to sales of $2.39 billion during the same period in fiscal 2007. Second quarter same-store sales decreased 6.0 percent.

SECOND QUARTER HIGHLIGHTS
     The recently ended quarter is the second largest of the year for Nordstrom, with three of the company's five annual sales events held during the second quarter. Second quarter earnings per share decreased 8.5 percent, mainly due to lower sales and higher levels of discounts in the quarter. Second quarter highlights include:

     -Nordstrom Inc. same-store sales decreased 6.0 percent for the quarter, within the company's planned 5 to 7 percent same-store sales decline. Results in full-line stores continued to be challenging, as same-store sales decreased
9.0 percent in the quarter. Nordstrom Rack continued its multi-year run of strong sales growth, with same-store sales increasing 6.3 percent for the quarter. Sales for Nordstrom Direct were also strong, increasing 14.6 percent in the quarter.

     -Gross profit, as a percent of sales, decreased 168 basis points compared to last year's second quarter. Although inventories remained in line with plan, the overall operating environment was challenging and highly promotional. Quarter-end inventory per square foot was down 12.8 percent from the prior year. Approximately 3 percent of the decline was due to the company's sale of Faconnable in the third quarter of 2007.

     -Selling, general and administrative expenses decreased 5 percent, or $32 million, compared to last year's second quarter, as we continue to execute against the revised expense plan we shared in the first quarter. The decrease in expense from last year was driven by this continued focus on controlling expenses and reduced incentives tied to company performance.

     -In the second quarter of 2008, Nordstrom repurchased 1.5 million shares of stock totaling $50 million, with an average price of $32.42. Second quarter share repurchases had a minimal impact on second quarter earnings per diluted share.

EXPANSION UPDATE
     In the third quarter of 2008, Nordstrom plans to open three full-line stores:

     -On September 5, 2008, a 138,000-square-foot store at The Oaks Shopping
      Center in Thousand Oaks, Calif.;
     -On September 19, 2008, a 131,000-square-foot store at Fashion Mall at
      Keystone in Indianapolis, Ind.;
     -On October 24, 2008, a 138,000-square-foot store at Ross Park Mall in
      Pittsburgh, Pa.

     On October 3, 2008, Nordstrom plans to relocate and open a new full-line store at the Tacoma Mall in Tacoma, Wash. In the third quarter of 2008,

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Nordstrom also plans to open four new Rack stores at City Center Shopping
Center in White Plains, N.Y., the Laguna Hills Mall in Laguna Hills, Calif., the Springbrook Prairie Pavilion in Naperville, Ill., and Legacy Village Shopping Center in Lyndhurst, Ohio.

FISCAL YEAR 2008 OUTLOOK
     Based on the current operating environment, the company has reviewed its outlook for the second half of the year. For the full year, gross profit margin is expected to be 110 to 140 basis points lower than fiscal 2007, down from the previously announced 60 to 90 basis point decrease. As a result, the company anticipates earnings per diluted share for the fiscal year ending January 31, 2009, to be in the range of $2.55 to $2.65, decreased from the previously announced range of $2.65 to $2.80. All other assumptions remain unchanged from the outlook shared at the end of the first quarter. The company's expectations for fiscal year 2008 are as follows:

                                               Fiscal 2008
                                               -----------
Same-store Sales                               4% to 6% decrease
Gross Profit (%)                               110 to 140 basis point decrease
Selling, General and Admin. Expense (%)        25 to 60 basis point increase
Interest Expense, net                          $55 to $60 million increase
Finance Charges and Other, net                 $30 to $40 million increase
Effective Tax Rate                             39.0%
Earnings per Diluted Share                     $2.55 to $2.65
Diluted Shares Outstanding                     220 million

THIRD QUARTER 2008 OUTLOOK
     For the third quarter of 2008, earnings per diluted share are expected in the range of $0.49 to $0.54, based on the company's plan of 4 to 6 percent same-store sales decline.

CONFERENCE CALL INFORMATION:
The company's senior management will host a conference call to discuss second quarter results at 4:30 p.m. Eastern Time today. To listen, please dial 888-820-8951 or 210-234-0001 (passcode: NORD). A telephone replay will be available beginning approximately one hour after the conclusion of the call by dialing 866-463-4105 or 203-369-1381 until the close of business on August 21, 2008. Interested parties may also listen to the live call over the Internet by visiting the Investor Relations section of the company's corporate Web site at http://investor.nordstrom.com. An archived webcast will be available at this location in the Webcasts section until the close of business on November 13, 2008.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 159 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 105 full-line stores, 50 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. In addition, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including anticipated results for the fiscal year ending January 31, 2009 and its third quarter, anticipated quarterly and annual same-store sales rate, anticipated store openings and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to the impact of economic and market conditions and the resultant impact on consumer spending patterns, the company's ability to respond to the business environment and fashion trends, the competitive pricing environment within the retail sector, effective inventory management, successful execution of the company's store growth strategy including the timely completion of construction associated with newly planned stores, relocations, and remodels, the effectiveness of planned advertising, marketing, and promotional campaigns, the company's compliance with applicable banking and related laws and regulations impacting the company's ability to
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extend credit to its customers, the company's compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company, successful execution of the company's multi-channel strategy, the company's ability to safeguard its brand and reputation, efficient and proper allocation of the company's capital resources, successful execution of the company's technology strategy, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, the company's ability to maintain its relationships with company employees and to effectively train and develop its future leaders, the company's ability to control costs, risks related to fluctuations in world currencies, weather conditions and hazards of nature that affect consumer traffic and consumers' purchasing patterns, and the timing and amounts of share repurchases by the company. Our SEC reports, including our Form 10-K for the fiscal year ended February 2, 2008, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact:                         Media Contact:
Chris Holloway                            Michael Boyd
(206) 303-3290                            (206) 373-3038

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - 2nd Quarter
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                      Quarter    % of sales(1)       Quarter     % of sales(1)
                                       ended      (except as          ended       (except as
                                       8/2/08      indicated)         8/4/07       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  2,287          100.0%          $  2,390         100.0%
Cost of sales and related buying
     & occupancy costs                (1,488)         (65.0%)           (1,514)        (63.4%)
                                     ----------                       ----------
Gross profit                             799           35.0%               876          36.6%
Selling, general and administrative
     expenses                           (604)         (26.4%)             (636)        (26.6%)
Finance charges and other, net            74            3.2%                70           2.9%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               269           11.8%               310          13.0%
Interest expense, net                    (34)          (1.5%)              (17)         (0.7%)
                                     ----------                       ----------
Earnings before income taxes             235           10.3%               293          12.3%
Income tax expense                       (92)         (39.2%)(2)          (113)        (38.4%)(2)
                                     ----------                       ----------
Net earnings                        $    143            6.3%          $    180           7.6%
                                     ==========                       ==========


Earnings per share
     Basic                          $   0.66                          $   0.72
     Diluted                        $   0.65                          $   0.71

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             216.5                             251.0
     Diluted                           219.5                             255.4




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income taxes.

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - Year-to-Date
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                      Six Months  % of sales(1)      Six Months   % of sales(1)
                                       ended      (except as          ended       (except as
                                       8/2/08      indicated)         8/4/07       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  4,166          100.0%          $  4,344         100.0%
Cost of sales and related buying
     & occupancy costs                (2,667)         (64.0%)           (2,729)        (62.8%)
                                     ----------                       ----------
Gross profit                           1,499           36.0%             1,615          37.2%
Selling, general and administrative
     expenses                         (1,149)         (27.6%)           (1,170)        (26.9%)
Finance charges and other, net           146            3.5%               126           2.9%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               496           11.9%               571          13.1%
Interest expense, net                    (65)          (1.6%)              (24)         (0.6%)
                                     ----------                       ----------
Earnings before income taxes             431           10.4%               547          12.6%
Income tax expense                      (169)         (39.2%)(2)          (210)        (38.3%)(2)
                                     ----------                       ----------
Net earnings                        $    262            6.3%          $    337           7.8%
                                     ==========                       ==========


Earnings per share
     Basic                          $   1.21                          $   1.33
     Diluted                        $   1.19                          $   1.30

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             217.6                             254.5
     Diluted                           220.6                             259.1




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income taxes.

                                           NORDSTROM, INC.
                                     CONSOLIDATED BALANCE SHEETS
                       ------------------------------------------------------
                                   (unaudited;  amounts in millions)

                                                     8/2/08          2/2/08           8/4/07
                                                   ----------      ----------        ----------

Assets
Current assets:
     Cash and cash equivalents                   $     92        $    358          $    179
     Accounts receivable, net                       2,045           1,788             1,803
     Merchandise inventories                        1,000             956             1,053
     Current deferred tax assets, net                 196             181               178
     Prepaid expenses and other                        65              78                66
     Assets held for sale                              -               -                229
                                                  -----------     -----------       -----------
Total current assets                                3,398           3,361             3,508
Land, buildings and equipment, net                  2,139           1,983             1,823
Goodwill                                               53              53                53
Other assets                                          219             203               182
                                                  -----------     -----------       -----------
Total assets                                     $  5,809        $  5,600          $  5,566
                                                  ===========     ===========       ===========


Liabilities and Shareholders' Equity
Current liabilities:
     Commercial paper                            $     79        $     -            $    -
     Accounts payable                                 724             556               777
     Accrued salaries, wages and related
       benefits                                       226             268               217
     Other current liabilities                        492             492               439
     Income taxes payable                              22              58                80
     Current portion of long-term debt                260             261                 8
     Liabilities related to assets held
       for sale                                        -               -                 40
                                                  -----------     -----------       -----------
Total current liabilities                           1,803           1,635             1,561
Long-term debt, net                                 2,234           2,236             1,492
Deferred property incentives, net                     399             369               357
Other liabilities                                     244             245               250
Shareholders' equity:
     Common stock, no par value: 1,000 shares
       authorized; 215.6, 220.9, and 247.5
       shares issued and outstanding                  969             936               892
     Retained earnings                                181             201             1,025
     Accumulated other comprehensive loss             (21)            (22)              (11)
                                                  -----------     -----------       -----------
Total shareholders' equity                          1,129           1,115             1,906
                                                  -----------     -----------       -----------
Total liabilities and shareholders' equity       $  5,809        $  5,600          $  5,566
                                                  ===========     ===========       ===========

                                         NORDSTROM, INC.
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                    ------------------------------------------------------
                                (unaudited;  amounts in millions)

                                                           Six Months              Six Months
                                                              ended                  ended
                                                              8/2/08                 8/4/07
                                                            -----------           -----------
Operating Activities
Net earnings                                               $    262              $    337
Adjustments to reconcile net earnings to net
 cash provided by (used in) operating activities:
     Depreciation and amortization of buildings
       and equipment                                            146                   137
     Amortization of deferred property incentives
       and other, net                                           (20)                  (21)
     Stock-based compensation expense                            15                    14
     Deferred income taxes, net                                 (30)                  (27)
     Tax benefit of stock-based payments                          2                    18
     Excess tax benefit from stock-based payments                (2)                  (17)
     Provision for bad debt expense                              56                    42
     Change in operating assets and liabilities:
          Accounts receivable                                  (138)               (1,073)
          Investment in asset backed securities                  -                    420
          Merchandise inventories                               (67)                 (115)
          Prepaid expenses                                       12                    (9)
          Other assets                                           (4)                  (25)
          Accounts payable                                      161                   136
          Accrued salaries, wages and related benefits          (42)                 (114)
          Other current liabilities                              -                      8
          Income taxes payable                                  (35)                   16
          Deferred property incentives                           57                    26
          Other liabilities                                      (2)                   (1)
                                                             -----------           -----------
Net cash provided by (used in) operating activities             371                  (248)
                                                             -----------           -----------

Investing Activities
Capital expenditures                                           (295)                 (222)
Change in accounts receivable originated at third
 parties                                                       (174)                 (105)
Proceeds from sale of assets                                      -                    12
Other, net                                                        1                     4
                                                             -----------           -----------
Net cash used in investing activities                          (468)                 (311)
                                                             -----------           -----------

Financing Activities
Proceeds from commercial paper                                   79                    -
Proceeds from issuance of long-term debt                         -                  1,000
Principal payments on long-term debt                             (3)                 (152)
Increase in cash book overdrafts                                 44                   102
Proceeds from exercise of stock options                           7                    22
Proceeds from employee stock purchase plan                        9                     9
Excess tax benefit from stock-based payments                      2                    17
Cash dividends paid                                             (70)                  (70)
Repurchase of common stock                                     (238)                 (590)
Other, net                                                        1                    (3)
                                                             -----------           -----------
Net cash (used in) provided by financing activities            (169)                  335
                                                             -----------           -----------
Net decrease in cash and cash equivalents                      (266)                 (224)
Cash and cash equivalents at beginning of period                358                   403
                                                             -----------           -----------
Cash and cash equivalents at end of period                 $     92              $    179
                                                             ===========           ===========